Exhibit 10.2

Execution Copy

2013 STOCK INCENTIVE PLAN

FOR KEY EMPLOYEES OF

PRA GLOBAL HOLDINGS, INC. AND ITS SUBSIDIARIES

(Formerly known as the 2013 Stock Incentive Plan For Key Employees of Pinnacle Holdco Parent, Inc. and its Subsidiaries)

1.                                      Purpose of Plan

The 2013 Stock Incentive Plan for Key Employees of PRA Global Holdings, Inc. and its Subsidiaries (the “Plan”) is designed:

(a)                                 to promote the long term financial interests and growth of PRA Global Holdings, Inc., a corporation existing under the laws of Delaware (the “Company”) and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b)                                 to motivate management personnel by means of growth-related incentives to achieve long range goals; and

(c)                                  to further the alignment of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based ownership in the Company.

2.                                      Definitions

As used in the Plan, the following words shall have the following meanings.  Any capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Management Stockholder’s Agreement:

(a)                                 “Affiliate” means, with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

(b)                                 “Board” means the board of directors of the Company (or any committee thereof delegated the authority to act in its place pursuant to the terms of this Plan).

(c)                                  “Change in Control” means (i) the sale of all or substantially all (i.e., at least 80%) of the assets (in one transaction or a series of related transactions) of the Parent to any person (or group of persons acting in concert), other than to (x) Kohlberg Kravis Roberts & Co. L.P. and funds affiliated therewith (the “Sponsor”) or its affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Parent or any of its subsidiaries or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Parent (any entity in clause (y), a “Controlled Party”); or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) of the Parent to a person (or group of persons acting in concert) of Common Stock that results in any person (or group of persons acting in concert) (other than (x) the Sponsor or its affiliates or (y) any Controlled Party) owning more than 50% of Common Stock (or the equity securities of any resulting company after a merger); provided that none of the foregoing events in clause (i) or (ii) a merger, recapitalization, or other sale by the Parent, the Sponsor, or any of their respective affiliates, to a person (or group of persons acting in concert) of Common Stock that results in more than 50% of the Common Stock (or the equity securities of any resulting company after a merger) being held by a person (or group of persons acting in concert) that does not include the Sponsor or any Controlled Party; and in any event of clause (i) or (ii), which results in the Sponsor and any Controlled Party ceasing to hold the ability to elect a majority of the members of the Board (or the resulting company after a merger).

(d)                                 “Code” means the United States Internal Revenue Code of 1986, as amended.

(e)                                  “Committee” means the Compensation Committee of the Board (or, if no such committee is appointed, the Board).

(f)                                   “Common Stock” or “Shares” means shares of common stock, par value $0.01 per share, of the Company.

(g)                                  “Employee” means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, is, or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor section thereto).

(i)                                     “Fair Market Value” means the fair market value of the Common Stock on any given date, as determined reasonably and in good faith by the Board or any duly authorized committee thereof.

(j)                                    “Grant” means an award made to a Participant pursuant to the Plan and described in Section 5, including, without limitation, an award of a Stock Option or Other Stock-Based Award.

(k)                                 “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(l)                                     “Group” means “group”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m)                             “Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the applicable Participant and the Company.

(n)                                 “Other Relevant Agreement” shall mean any of the following types of arrangements entered into whether before or after the date of Grant between the Company and/or a Service Recipient and the relevant Participant:

•                                           contract of employment;

•                                           consultancy agreement;

•                                           service agreement; or

•                                           any other agreement or offer letter for the provision of services by the Participant to the Company or a Service Recipient.

(o)                                 “Other Stock-Based Award” means any award described in Section 5(b) below.

(p)                                 “Participant” means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Grants have been made and remain outstanding.

(q)                                 “Person” means “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(r)                                    “Service Recipient” shall mean, the Company, any Subsidiary of the Company, or any Affiliate of the Company (including for the avoidance of any doubt, any of their branches) that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a “service provider” within the meaning of Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

(s)                                   “Subsidiary” means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.                                      Administration of Plan

(a)                                 The Plan shall be administered by the Committee.  The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee.  The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.  Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b)                                 The Board may delegate to the Committee, or such other committee of the Board as it may in its discretion and in accordance with applicable law select, any of its duties and authorities hereunder.  The Committee may further delegate to the Chief Executive Officer and to other senior officers (if any) of the Company, any Subsidiary of the Company or any Affiliate of the Company its duties under the Plan, subject to applicable law and such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants. Notwitsthanding the foregoing, the Board retains all rights to take all actions as it may have also delegated hereunder.

(c)                                  The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons.  The Committee, the Company, and the officers and directors/managers of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons.  No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

4.                                      Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with the Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine.  The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

5.                                      Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants.  Such Grants may take the following forms in the Committee’s sole discretion:

(a)                                 Stock Options — These are options to purchase/subscribe for Common Stock (“Stock Options”).  At the time of Grant of the Stock Options, the Committee shall determine, and shall include in the Grant Agreement, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options.  Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Section 8 hereof).  In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 5(a) may not be exercised more than 10 years after the date it is granted.  Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for such period of time as may be required by the Company’s accountants, (iii) with the consent of the Committee, through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, or (iv) with the consent of the Committee, a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Grant Agreement and applicable law.

(b)                                 Other Stock-Based Awards — To the extent permitted by applicable law, the Committee may grant or sell awards of Shares, awards of restricted Shares and/or awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (including, without limitation, restricted stock units, stock appreciation rights, and dividend equivalent rights).  At the time of Grant of the Stock Options, such “Other Stock-Based Awards” shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards.  Other Stock-Based Awards may be granted alone or in addition to any other Grants under the Plan.

6.                                      Limitations and Conditions

(a)                                 The number of Shares available for Grants under this Plan is intended to be 13,562,209, subject to adjustment as provided for in Sections 8 and 9, unless restricted by applicable law.  Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, withheld to satisfy tax withholding obligations, or are repurchased by the Company shall immediately become available for new Grants.

(b)                                 Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant’s employment or other service relationship at any time or for any reason.

(c)                                  Other than as specifically provided in the Management Stockholder’s Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void.  No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d)                                 Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until (i) such Shares (in case of an issuance of new Shares) have been issued by the Company and (ii) such Participants and their ownership of such Shares have been entered into the register of registered shares of the Company.

(e)                                  No election as to benefits or exercise of any Grant may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(f)                                   Absent express provisions to the contrary, any Grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.  This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g)                                  A Grant under this Plan does not form part of the Participant’s entitlement (if any) to remuneration, payment or receipt of any other benefits pursuant to any Other Relevant Agreement he or she may have with the Company or a Service Recipient nor does the existence of any Other Relevant Agreement between any person and the Company or a Service Recipient give such person any right or entitlement to have any Grant under this Plan nor any expectation to such Grant. The rights and obligations of a Participant under the terms of his or her Other Relevant Agreement (if any) with the Company or a Service Recipient shall not be affected by any Grant hereunder. The rights granted to a Participant (who is also a party to any Other Relevant Agreement) upon a Grant hereunder shall not afford such Participant any rights or additional rights to compensation or damages in consequence of the loss or termination of his or her office or employment with or his or her provision of services to the Company or a Service Recipient for any reason whatsoever.

(h)                                 A Participant shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being or becoming unable to exercise an Option under the Plan in consequence of the loss or termination of his or her Other Relevant Agreement with the Company or a Service Recipient for any reason (including, without limitation, any breach of contract by the Participant).

(i)                                     Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.                                      Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant’s employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

8.                                      Adjustments

In the event of any stock split, spin-off, share combination, reclassification, change of the legal form, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program) or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Grants, (ii) adjust the share prices related to outstanding Grants, and/or (iii) take such other action (including, without limitation providing for payment of a cash amount to holders of outstanding Grants and adjusting performance targets), in each case as it deems reasonably necessary to address, on an equitable basis and subject to applicable law, the effect of the applicable corporate event on the Plan and any outstanding Grants, without adverse tax consequences under Section 409A of the Code.  Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Options and upon the Company.

9.                                      Change in Control

In the event of a Change in Control: (a) if determined by the Committee in the applicable Grant Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Grants then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such awards for Fair Market Value which for these purposes shall equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Stock Options) over the aggregate option price of such Stock Options (and for the avoidance of doubt, any Stock Options having an exercise price equal to or greater than the consideration to be paid in the Change in Control may be cancelled without payment in respect thereof); (ii) provide for the issuance of substitute awards that will preserve in no less favorable a manner the otherwise applicable terms of any affected Grants previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least ten Business Days prior to the Change in Control, any Stock Options shall be exercisable as to all Shares subject thereto (where, for the avoidance of doubt, Participant shall have the ability to request that such shares be withheld to satisfy the payment of the exercise price of such Stock Options and/or to satisfy any tax withholding obligations that the Participant may incur as a result of such exercise) and that upon the occurrence of the Change in Control, such Stock Options shall terminate and be of no further force and effect.

10.                               Amendment and Termination

(a)                                 The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that no such action shall modify any Grant in a manner that is disadvantageous in more than a de minimis manner to a Participant with respect to any outstanding Grants, other than to correct any good faith typographical error or omission, without the Participant’s consent, except as such modification is provided for or contemplated in the terms of the Grant or this Plan (including, without limitation, Sections 8, 9 and 10(c) hereof).

(b)                                 The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Section 8, 9 or 10(c) hereof, may be taken which would, without stockholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of outstanding Grants, change the requirements relating to the Committee or, extend the term of the Plan.  However, no such action by the Board shall be materially disadvantageous to a Participant with respect to any outstanding Grants, without the Participant’s consent, except as otherwise contemplated in the terms of the Grant or the Plan (including, without limitation, Sections 8, 9 and 10(c) hereof).

(c)                                  This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code.  Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of employment and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).  Any payment of any Award that is payable in installments shall be deemed a “separate payment” for purposes of Section 409A of the Code.

11.                               Governing Law; International Participants

(a)                                 This Plan shall be governed by and construed in accordance with the laws of the State of New York applicable therein.

(b)                                 With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient, including establish a sub-plan containing terms identical to those contained in this Plan document and any Grant Agreement.

12.                               Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.  It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

13.                               Effective Date and Termination Dates

The Plan shall be effective on September 23, 2013 and shall terminate ten years later, subject to earlier termination by the Board pursuant to Section 10, but the terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration in accordance with their terms.

APPENDIX
TO THE 2013 STOCK INCENTIVE PLAN

FOR ALL OPTIONEES OUTSIDE OF THE UNITED STATES

NON-U.S. OPTIONEE ADDENDUM

TO THE “PLAN”

GOVERNING STOCK OPTION AWARDS

OFFERED TO OPTIONEES OUTSIDE OF THE UNITED STATES

This Appendix includes additional terms and conditions that govern Stock Options for Optionees residing outside of the United States.

Data Privacy

The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.

The Optionee understands that the Company may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Stock or directorships held in the Company, details of all Stock Options or any other entitlement to Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Optionee understands that Data will be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan.  The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country.  The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Optionee authorizes the Company and its subsidiaries and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.  The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  The Optionee understands, however, that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan.  For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.

FOR OPTIONEES IN UNITED KINGDOM

The Company hereby establishes the “United Kingdom Sub-Plan for Option Grants”, which sub-plan shall be maintained for residents in the United Kingdom and shall have the same terms and conditions as the Plan, and the Options granted to such residents shall be granted under the Plan pursuant to this sub-plan.

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FOR OPTIONEES IN FRANCE

FRENCH ADDENDUM TO
THE “PLAN”
GOVERNING STOCK OPTION GRANTS
OFFERED TO FRENCH OPTIONEES

This Appendix includes additional terms and conditions that govern Stock Options for Optionees residing in France.

This Appendix constitutes a French addendum to the 2013 Stock Incentive Plan for Key Employees of PRA Global Holdings, Inc. and its Subsidiaries (formerly known as the 2013 Stock Incentive Plan for Key Employees of Pinnacle Holdco Parent, Inc. and its Subsidiaries) (the “Plan”) governing Stock Option Awards offered to French Optionees (the “French Addendum”).

As per Section 11(b) “Governing Law; International Participants” of the Plan, the Committee has decided to adapt the Plan rules in order to strictly comply with French laws, regulations and accounting rules governing Stock Option Awards and to ensure continued eligibility to Optionees in France to the associated specific tax and social security regime currently in force in France with respect to such Stock Option Awards.

Therefore, the Award of Stock Options that Optionees have been granted pursuant to Section 5(a) “Stock Options” of the Plan, shall take the form of a Stock Option Award in accordance with the definition set forth in Articles L. 225-177 through L. 225-186-1 of the French Commercial Code and shall be governed by the French Addendum rules.

The terms and conditions of this French Addendum are identical to the Plan except as provided below. Words and expressions used in this French Addendum have the same meanings as those words and expressions used in the Plan Rules.

In addition, should the Stock Option terms and conditions specified in the Stock Option Agreement contradict the provisions set forth hereinafter, the provisions of the French Addendum shall prevail.

1.              Grant of Options

(a)         Type of Awards

This French Addendum contains the exclusive terms and conditions of Stock Options to be granted under the Plan to eligible Participants in France. This French Addendum does not apply to other types of Awards defined in the Plan.

(b)         Shares Available

Notwithstanding any provisions of the Plan to the contrary, the total number of shares to be delivered under the French Addendum shall not exceed the lower of: (i) the maximum number of shares available for Grant under the Plan or (ii) in respect of Options to acquire existing Shares, 10% of the Company’s overall share capital on the Grant Date or (iii) in respect of Options to subscribe for new Shares, one third (1/3) of the Company’s share capital. Outstanding unvested Stock Options shall be treated as “Shares” in order to determine the threshold of the granting Company’s share capital.

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(c)          Eligible Participants

Participants who are eligible to be granted Stock Options refer exclusively to employees and/or corporate officers, such as listed below, of the Company or of the French subsidiary(ies) of which at least 10% of the voting rights and/or equity are held, directly or indirectly, by the Company:

•                  “Président du Conseil d’Administration” (Chairman of the Board);

•                  “Directeur Général” (Chief Executive Officer);

•                  “Directeurs Généraux Délégués” (Deputy Chief Executive Officers) ;

•                  Members of the “Directoire”;

•                  “Gérant” (Manager) of a “Société en Commandite par Actions”;

•                  “Président” of a “Société par Actions Simplifiée”.

No Stock Options can be granted to non-employee members of the Board of Directors, consultants or other person having service relationship with the Company or other Service Recipient.

No Stock Options shall be granted to an eligible Participant holding more than 10% of the Company’s share capital on the Grant Date.

(d)         Adjustments

Should, after the Award’s Grant Date, the provisions of Section 8 “Adjustments” of the Plan be enforced, the Board or the Committee shall take at its entire discretion, as soon as practicable after the occurrence of such event, the necessary measures in order to determine the impact on the legal, tax and social security treatment in France of the Awards granted hereunder.

Pursuant to Article L. 225-181 of the French Commercial Code, in no event can the Exercise Price or the number of Shares be modified during the Option lifetime, unless an Adjustment is required upon occurrence of a corporate event as specified in this Article:

•                  Writing-off or reduction of the Company’s capital;

•                  Modification of profits allocation;

•                  Free shares awards;

•                  Increase of Company’s capital, either by incorporation of reserves, profits or premiums on newly issued shares;

•                  Distribution of reserves in cash or in shares,

•                  Share capital increase or issue of securities giving access to the Company’s capital with shareholder preferential subscription rights.

The Board or the Committee shall inform the Participants in France accordingly.

(e)          Dividend equivalents

Should the Optionee be eligible to dividend equivalent payments (either in cash or in shares) with respect to each vested Stock Option Award, it is specified that:

(i)                 the distribution of a dividend equivalent shall not modify and/or substitute the number of shares underlying the Stock Option Award as originally determined on the Grant Date; and

(ii)              such dividend equivalent shall not be treated as a Stock Option Award for French social security and income tax purposes, so that the Optionee remains liable for bearing the related

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costs arising notably upon payment date.

2.              Period of Exercisability

(a)         Exercisability

The Optionee is entitled to exercise his/her Options in accordance with the vesting schedule set forth in Section 3.1 “Commencement of Exercisability” of the Stock Option Agreement.

(b)         Share Sale Restriction Period

The Optionee shall be subject to a 3-year Share Sale Restriction Period as of the first (1st) anniversary of the Grant Date so that no shares underlying Stock Options are sold before the fourth (4th) anniversary of the Grant Date.

In the event that the Optionee is assigned outside of France, he/she shall be subject to the aforementioned Share Sale Restriction Period unless an individual waiver of the Share Sale Restriction Period is decided by the Board or the Committee at its own discretion.

(c)          Change in Control

Notwithstanding the provisions of the Plan rules, and notably Section 9 “Change in Control”, should, after the Award’s Grant Date, a reorganization of the Company’s share capital or a Change in the Control of the Company occur, the Board or the Committee shall take at its entire discretion, as soon as practicable after the occurrence of such event, the necessary measures in order to determine the impact on the legal, tax and social security treatment in France of the Awards granted hereunder.

The Board or the Committee shall, whenever possible, consider preserving the tax neutrality of the capital transaction consisting of exchange of shares with respect to the Awards herein, in accordance with the provisions of Article 163 bis C I bis of the French Tax Code.  For the avoidance of doubt, the provisions of the Plan, of this French Addendum and the Vesting and Share Sale Restriction Periods as the case may be, shall continue to apply to the shares or rights received in exchange.

At its discretion, the Board or the Committee reserves the right to apply a different treatment for Participants in France either (i) in accordance with the Plan rules only, or (ii) in accordance with the Plan rules and/or with the French Tax Code and regulations, the French Labor Code or the French Commercial Code, as modified from time to time, governing Stock Option Awards.

The Board or the Committee shall inform the Participants in France accordingly.

3.              Exercise of Options

(a)         Timing of exercise

(i)                  Optionee’s death. In case of the Optionee’s death, his/her personal representatives may exercise the vested Stock Options within a period of time not to exceed six (6) months following the occurrence of such event, and the Share Sale Restriction Period set forth in Section 2(b) herein shall immediately terminate thereon. Failure of the Optionee’s personal representatives to act within six (6) months of death shall result in the automatic cancellation of vested and unvested Stock Options.

(ii)               Optionee’s disability. In case of disability of second (2nd) or third (3rd) category as referred to in article L. 341-4 of the French Social Security Code, the Optionee is entitled to exercise his/her vested Stock Options, and the Share Sale Restriction Period set forth in Section 2(b)

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herein shall immediately terminate thereon.

(b)         Restrictions on Awards granted to corporate officers

Pursuant to Article L. 225-185 of the French Commercial Code, the Board or the Committee may either:

(i)                  decide that no Stock Option, acquired pursuant to a Stock Option Award, shall be exercised by corporate officers of French subsidiary(ies) prior to their removal from office (“révocation en qualité de mandataire social”); or

(ii)               determine the number of Shares, acquired pursuant to a Stock Option Award, which have to be held by corporate officers until their removal from office (“révocation en qualité de mandataire social”). The renewal of mandate does not constitute a “removal from office”. A removal from office must be valid pursuant to French laws and regulations.

However, the Committee has taken note of the issuance of a French tax regulation 5 F-1-09 dated January 5, 2009 relating to qualifying stock option awards, whereby — under paragraph §32 — the aforementioned restrictions shall not apply to awards granted by a foreign company to the corporate officers of its French subsidiaries.

(c)          Settlement of Awards.

Subject to the terms of the Plan, settlement to be made by the Company or the French subsidiary upon exercise of the Stock Options shall exclusively be made in Shares. Upon payment of the Exercise Price, the Optionee receives Shares in a registered form. Upon exercise date, no cash replacement over Shares would be allowed.

4.              Miscellaneous

(a)         Withholding taxes

(i)                  Mandatory social charges due on Awards. The French employer shall be responsible for remitting and withholding employee’s social security charges in the event that the Optionee decides to sell the Shares underlying his/her Stock Options before the fourth (4th) anniversary of the Grant Date.

However, in such event, the Optionee remains responsible for exclusively bearing employee social charges and accepts any corresponding withholding from his/her proceeds and/or any further settlement required by the employer in this respect. Employer social security charges shall always remain a liability of the employer.

(ii)               Mandatory French income tax withholding. Subject to a change of legislation and/or regulations:

•                                          the Optionee shall bear income tax, social charges or the employee taxes which are due,

•                                          the Optionee expressly and irrevocably agrees:

•                  to communicate any personal information necessary to comply with the reporting requirements, income tax or social charges pursuant to the law,

•                  that employee’s social security contributions or income tax at source be withheld on the share sale proceeds, if necessary.

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Failing that and upon express request from the Company or one of its Subsidiaries, the Optionee can also be required to pay the amount of employee’s contributions and/or income tax and/or any other tax of any kind owed to the Company or to the Subsidiary concerned, which the Optionee expressly undertakes to do.

If the Optionee is a French tax non-resident on the share sale date and if the Options have been granted with reference to a professional activity exercised in France or if the Optionee has exercised a taxable professional activity in France during the vesting period, a French withholding tax will be assessed on the portion of the Stock Option gain related to his/her French source activity further to Article 182 A ter of the French Tax Code.

(b)         Consent to Receive Information in English

By accepting the Options, the Optionee confirms having read and understood the Plan and the Agreement, including all terms and conditions included therein, which were provided in the English language.  The Optionee accepts the terms of those documents accordingly.

En acceptant cette Options, le Titulaire des Options confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire des Options accepte les dispositions de ces documents en connaissance de cause.

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